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                                                                     Exhibit 5.1

                      [Shearman & Sterling LLP Letterhead]



                                January 19, 2006

CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039

                                 CIT Group Inc.
                                 --------------

Ladies and Gentlemen:

                  We are acting as counsel for CIT Group Inc., a Delaware corporation (the "Company"), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of up to $18,000,000,000 aggregate initial offering price of the Company's: (i) shares of common stock, par value $0.01 per share ("Common Stock"), (ii) shares of preferred stock, par value $.01 per share ("Preferred Stock"), (iii) senior debt securities ("Senior Debt Securities"), and (iv) subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), in each case, as described in the prospectus forming a part of the Registration Statement (the "Prospectus") and as shall be designated by the Company at the time of the applicable offering. The Common Stock, the Preferred Stock, and the Debt Securities are hereinafter referred to, collectively, as the "Securities."

                  The Senior Debt Securities will be issued pursuant to a senior debt indenture (the "Senior Indenture") and the Subordinated Debt Securities will be issued pursuant to a subordinated debt indenture (the "Subordinated Indenture," and, together with the Senior Indenture, the "Indentures"), in each case, to be entered into between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), forms of which are filed as exhibits to the Registration Statement. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a "Certificate of Designation"). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.

                  In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indentures, the Registration Statement, the certificate of incorporation and

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by-laws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that each of the Indentures is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms. We also have assumed that the execution, delivery and performance by the Company of the Indentures will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation or bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indentures or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

                  Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

                  Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

         1. Each Indenture, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2. When (i) the Senior Indenture has been duly executed and delivered by the Company, (ii) the final terms of the Senior Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of the Senior Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Senior Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Senior Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. When (i) the Subordinated Indenture has been duly executed and delivered by the Company, (ii) the final terms of the Subordinated Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of the Subordinated Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Subordinated Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Subordinated Indenture, and


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                  delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by the Company in conformity with the Company's certificate of incorporation and
                  (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

         5. When (i) the terms of the Preferred Stock have been established and approved by the Company in conformity with the General Corporation Law of the State of Delaware and the Company's certificate of incorporation, (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto, and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

         We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Shearman & Sterling LLP



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